Exhibit 99.1

Vanda Pharmaceuticals Reports Fourth Quarter and
Full Year 2006 Results

Company Completes Follow-On Offering;
Iloperidone Demonstrates Efficacy with Positive Phase III Clinical
Trial Results in Schizophrenia;
VEC-162 Demonstrates Positive Results in a Phase III Transient Insomnia
Clinical Trial

          ROCKVILLE, Md., Feb. 7 /PRNewswire-FirstCall/ -- Vanda Pharmaceuticals Inc. (Nasdaq: VNDA), a biopharmaceutical company focused on the development and commercialization of clinical-stage product candidates for central nervous system disorders, today announced financial results for the fourth quarter and fiscal year ended December 31, 2006.

          Vanda reported research and development (R&D) expenses in the fourth quarter of $7.9 million, compared to third quarter 2006 R&D expenses of $9.5 million and fourth quarter 2005 R&D expenses of $5.2 million.  The decrease in R&D expenses in the fourth quarter relative to the third quarter of 2006 is primarily attributable to a reduction in the combined costs of administering the company’s two Phase III trials that were completed in the fourth quarter. For the full year of 2006, total R&D expenses were $52.1 million compared to $16.9 million during the full year of 2005.  Total expenses in the fourth quarter of 2006 were $12.4 million, compared to $12.8 million in the third quarter of 2006 and $7.1 million in the fourth quarter of 2005.  For the full year of 2006, total expenses were $65.7 million, compared to $24.3 million in 2005.

          Net loss applicable to common stockholders was $11.9 million in the fourth quarter of 2006, compared to a net loss of $12.1 million in the third quarter of 2006 and a net loss of $21.8 million in the fourth quarter of 2005 (including $15.0 million from the non-cash deemed dividend to preferred stockholders that resulted from the company’s private financing in December 2005).  Net loss per share applicable to common stockholders during the fourth quarter of 2006 was $0.54, compared to a net loss per share of $0.55 in the prior quarter, and a net loss per share of $750.39 in the comparable quarter of last year.  For the full year of 2006, net loss was $63.5 million, up from $57.4 million for the full year of 2005 (including $33.5 million from the non- cash deemed dividend to preferred stockholders that resulted from the company’s private financings in September and December 2005).  Net loss per share applicable to common stockholders for 2006 was $3.97 compared to a net loss per share of $3,374.33 in 2005.

          As of December 31, 2006, Vanda’s cash, cash equivalents, and marketable securities totaled $31.9 million.  In January 2007, Vanda completed a follow- on offering of 4.37 million shares of common stock at $27.29 per share, which included 570,000 shares purchased by the underwriters upon exercise of their over-allotment option.  Including the over-allotment shares, the offering resulted in net proceeds to the company of approximately $110.9 million after deducting underwriting discounts and commissions and estimated offering expenses of approximately $8.4 million.  As of January 31, 2007, the company had a total of approximately 26.5 million shares outstanding, and cash, cash equivalents and marketable securities of approximately $140 million.

          ”We are extremely pleased with the success of our follow-on offering.  We have expanded our investor base and have significantly strengthened our balance sheet,” stated Mihael H. Polymeropoulos, M.D., President and CEO of Vanda.  “The proceeds from our follow-on offering will allow us to continue with our clinical development plans and initiate the activities required to prepare for the commercialization of iloperidone.”

          The company also announced today that it had engaged an investment bank to provide strategic advisory services.  This engagement may lead to one or more possible transactions, including the acquisition, sale or licensing by the company of businesses or product candidates, the sale or licensing to a third party of one or more of the company’s own product candidates, or the acquisition of the company.

          OPERATIONAL HIGHLIGHTS

          Iloperidone

          On December 7, 2006, Vanda announced positive top-line results from the company’s Phase III clinical trial evaluating iloperidone, an atypical antipsychotic, in patients with schizophrenia.  Iloperidone demonstrated statistically significant improvement compared to placebo on the Positive and Negative Symptom Scale (PANSS), the trial’s primary endpoint.  Additionally, iloperidone achieved significant efficacy on the positive and negative symptom subscales of PANSS.  Iloperidone also showed significant differences in efficacy and safety in patients with pre-specified genetic markers and appeared to be safe and well-tolerated.  The company expects to file a New Drug Application (NDA) with the Food and Drug Administration (FDA) for iloperidone in schizophrenia by the end of 2007.

          VEC-162

          On November 15, 2006, Vanda announced positive top-line results from the company’s Phase III clinical trial evaluating VEC-162, a balanced melatonin receptor agonist, in transient insomnia.  VEC-162 demonstrated statistically significant improvements at all three tested doses compared to placebo in the primary endpoint of the trial, Latency to Persistent Sleep (LPS), a measure of sleep onset.  VEC-162 also produced statistically significant improvements relative to placebo in Latency to Non-Awake (LNA), another measure of sleep onset, Wake After Sleep Onset (WASO), a measure of sleep maintenance, and Total Sleep Time (TST).  VEC-162 was also demonstrated to be safe and well- tolerated in the trial.  The company will need to conduct additional Phase III trials to receive FDA approval of VEC-162 and is planning to initiate one of these trials in the second half of 2007.

FINANCIAL DETAILS

*

Operating Expenses.  Fourth quarter R&D expenses, primarily consisting of salaries and related costs of research and development personnel, stock-based compensation, and the costs of consultants, materials and supplies associated with the company’s clinical trials and research initiatives, were $7.9 million, down from $9.5 million in the previous quarter and up from $5.2 million in the fourth quarter of 2005.  The decrease in R&D expenses in the fourth quarter relative to the third quarter of 2006 was primarily due to a decrease in clinical trial expenses related to the company’s two Phase III clinical trials that were completed in the fourth quarter.  For the full year of 2006, total R&D expenses were $52.1 million, up from $16.9 million in the full year of 2005.  Higher R&D expenses in 2006 resulted from the clinical trial expenses related to the company’s two Phase III clinical trials that were conducted and completed primarily in 2006.

General and administrative (G&A) expenses totaled $4.5 million in the fourth quarter of 2006, up from $3.3 million in the third quarter of 2006, and up from $1.8 million in the fourth quarter of 2005.  The increase in G&A expenses in the fourth quarter of 2006 relative to the third quarter of 2006 was primarily due to increased business and commercial development expenses, and higher professional fees.  For the full year of 2006, total G&A expenses were $13.6 million, up from $7.4 million in the prior year.  The year-over-year increase in G&A expenses was primarily due to increased salaries, benefits and stock-based compensation expense, increased business and commercial development expenses, and higher insurance, legal and professional fees associated with being a public company.

Stock-based compensation recorded in the fourth quarter of 2006 was $1.6 million for employees under SFAS 123(R).  Of the total $1.6 million, $0.3 million was recorded in R&D expenses and $1.3 million was recorded in G&A expenses.  In the third quarter of 2006 and the fourth quarter of 2005, total stock-based compensation was $1.5 million and $1.1 million, respectively.  For the full year of 2006, total stock-based compensation was $6.1 million, up from $5.1 million in the prior year.

*

Net loss applicable to common stockholders for the fourth quarter of 2006 was $11.9 million.  This compares to a net loss of $12.1 million in the third quarter of 2006 and $21.8 million in the fourth quarter of 2005 (including $15.0 million from the non-cash deemed dividend to preferred stockholders that resulted from the company’s private financing in December 2005).  For the full year of 2006, net loss was $63.5 million, up from $57.4 million for the full year of 2005 (including $33.5 million from the non-cash deemed dividend to preferred stockholders that resulted from the company’s private financings in September and December 2005).

*

Net loss per share applicable to common stockholders for the fourth quarter of 2006 was $0.54, compared to a loss per common share of $0.55 in the prior quarter and $750.39 in the fourth quarter of 2005.  For the full year of 2006, net loss per share applicable to common stockholders was $3.97, compared to $3,374.33 in the full year of 2005.  Full year 2005 loss included $33.5 million, or $1,969.57 per share, from the non- cash deemed dividend to preferred stockholders that resulted from the company’s private financings in September and December 2005.

*

Cash, cash equivalents and marketable securities decreased by $11.1 million during the fourth quarter.  Changes were primarily composed of $11.9 million of operating losses, $0.2 million in fixed asset additions, and decreases in accrued R&D expenses and accounts payable of $0.9 million, offset by $1.8 million of non-cash depreciation, amortization and stock-based compensation expenses, and $0.1 million of other items.

The company’s balance sheet at December 31, 2006 reflected $31.9 million of unrestricted cash, cash equivalents and marketable securities, compared to $43.0 million as of September 30, 2006, and $31.2 million as of December 31, 2005.  As of January 31, 2007, the company had cash, cash equivalents and marketable securities of approximately $140 million.

          FINANCIAL GUIDANCE

          Vanda is in the process of evaluating its clinical development plans for 2007.  Once these plans have been finalized the company will provide its full year 2007 financial guidance.

          CONFERENCE CALL

          The company has scheduled a conference call for today, Wednesday, February 7, 2007 at 10:30 AM ET.  During the call, Mihael H. Polymeropoulos, M.D., President and CEO, and Steven A. Shallcross, Sr. Vice President and CFO, will discuss quarterly results and other corporate activities.  Investors can call 1-866-510-0676 (domestic) and 1-617-597-5361 (international) prior to the 10:30 AM start time and ask for the Vanda Pharmaceuticals conference call hosted by Dr. Polymeropoulos.  A replay of the call will be available on Wednesday, February 7, 2007, beginning at 12:30 PM ET and will be accessible until Wednesday, February 14, 2007, at 5:00 PM ET.  The replay call-in number is 1-888-286-8010 for domestic callers and 1-617-801-6888 for international callers.  The access number is 76742242.

          The conference call will be broadcast simultaneously on the company’s Web site, http://www.vandapharma.com.  Investors should click on the Investor Relations tab and are advised to go to the Web site at least 15 minutes early to register, download, and install any necessary audio software.  The call will also be archived on the Vanda Web site for a period of 30 days, through March 9, 2007.

          NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Vanda’s plans for its product candidates.  Words such as, but not limited to, “look forward to,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “should,” and “could,” and similar expressions or words, identify forward-looking statements.  Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties.  Vanda is at an early stage of development and may not ever have any products that generate significant revenue. Important factors that could cause actual results to differ materially from those reflected in Vanda’s forward-looking statements include, among others, a failure of Vanda’s product candidates to be demonstrably safe and effective, a failure to obtain regulatory approval for the company’s products or to comply with ongoing regulatory requirements, a lack of acceptance of Vanda’s product candidates in the marketplace, a failure of the company to become or remain profitable, Vanda’s inability to obtain the capital necessary to fund its research and development activities, a loss of any of the company’s key scientists or management personnel, and other factors that are described in the “Risk Factors” section of Vanda’s Registration Statement on Form S-1 filed December 19, 2006, as amended (File No. 333-139485).  No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information in this release is provided only as of the date of this release, and Vanda undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

          ABOUT VANDA PHARMACEUTICALS INC.:

          Vanda Pharmaceuticals Inc. is a biopharmaceutical company focused on the development and commercialization of clinical-stage product candidates for central nervous system disorders. The company has three product candidates in clinical development.  Vanda’s lead product candidate, iloperidone, is a compound for the treatment of schizophrenia and bipolar disorder and has recently completed its Phase III program in schizophrenia.  Vanda’s second product candidate, VEC-162, is a compound for the treatment of sleep and mood disorders which is currently in Phase III for sleep disorders.  Vanda’s third product candidate, VSF-173, is a compound for the treatment of excessive sleepiness and will be ready to begin a Phase II clinical trial in mid-2007. For more on Vanda Pharmaceuticals Inc., please visit http://www.vandapharma.com.

VANDA PHARMACEUTICALS INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended

	December 31, 2006	December 31, 2005

Revenue	$—	$—
Operating expenses:
Research and development	7,939,987	5,249,050
General and administrative	4,467,225	1,808,891
Total expenses	12,407,212	7,057,941
Loss from operations	(12,407,212)	(7,057,941)
Interest income	516,290	226,774
Interest expense	(4)	(5,061)
Other income	—	—
Total other income	516,286	221,713
Net loss before tax expense	(11,890,926)	(6,836,228)
Tax expense	549	7,649
Net loss	(11,891,475)	(6,843,877)
Beneficial conversion feature -- deemed dividend to preferred stockholders	—	(14,986,618)
Net loss applicable to common stockholders	$(11,891,475)	$(21,830,495)
Basic and diluted net loss per share applicable to common stockholders	$(0.54)	$(750.39)
Shares used in calculation of basic and diluted net loss per share	21,932,730	29,092

	Year Ended

	December 31, 2006	December 31, 2005

Revenue	$—	$—
Operating expenses:
Research and development	52,070,776	16,890,615
General and administrative	13,637,664	7,396,038
Total expenses	65,708,440	24,286,653
Loss from operations	(65,708,440)	(24,286,653)
Interest income	2,202,654	435,537
Interest expense	(4,833)	(25,629)
Other income	—	93
Total other income	2,197,821	410,001
Net loss before tax expense	(63,510,619)	(23,876,652)
Tax expense	549	7,649
Net loss	(63,511,168)	(23,884,301)
Beneficial conversion feature -- deemed dividend to preferred stockholders	—	(33,486,623)
Net loss applicable to common stockholders	$(63,511,168)	$(57,370,924)
Basic and diluted net loss per share applicable to common stockholders	$(3.97)	$(3,374.33)
Shares used in calculation of basic and diluted net loss per share	16,001,815	17,002

VANDA PHARMACEUTICALS INC.
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS (Unaudited)

	December 31, 2006	December 31, 2005

ASSETS
Current assets:
Cash and cash equivalents	$30,928,895	$21,012,815
Marketable securities	941,981	10,141,189
Prepaid expenses and other current assets	1,949,466	2,217,960
Total current assets	33,820,342	33,371,964
Property and equipment, net	1,859,704	1,110,576
Deposits	150,000	840,000
Restricted cash	430,230	430,230
Total assets	$36,260,276	$35,752,770
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,783,249	$2,254,897
Accrued expenses	6,322,808	2,528,091
Current portion of long-term debt	—	142,461
Deferred rent	—	8,131
Deferred grant revenue	—	129,950
Total current liabilities	9,106,057	5,063,530
Long-term liabilities:
Deferred grant revenue	129,950	—
Deferred rent and other long- term liabilities	267,397	24,433
Total liabilities	9,503,404	5,087,963
Stockholders’ equity:
Common stock	22,129	99
Preferred stock	—	61,795,187
Additional paid-in capital	126,578,588	23,982,981
Accumulated other comprehensive loss	(3,269)	(17,609)
Deferred stock-based compensation	—	(18,766,443)
Deficit accumulated during the development stage	(99,840,576)	(36,329,408)
Total stockholders’ equity	26,756,872	30,664,807
Total liabilities and stockholders’ equity	$36,260,276	$35,752,770

VANDA PHARMACEUTICALS INC.
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	For the Year Ended

	December 31, 2006	December 31, 2005

Cash flows from operating activities:
Net loss	$(63,511,168)	$(23,884,301)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	575,372	423,828
Employee and non-employee stock- based compensation	6,131,827	5,102,177
Loss on disposal of assets	29,528	—
Accretion of discount on investments	(378,739)	(42,335)
Changes in assets and liabilities:
Prepaid expenses and other current assets	270,745	(2,027,544)
Deposits	690,000	(790,000)
Accounts payable	526,711	1,514,868
Accrued expenses	3,811,373	1,860,539
Deferred grant revenue	—	129,950
Other liabilities	234,833	(1,356)
Net cash used in operating activities	(51,619,518)	(17,714,174)
Cash flows from investing activities:
Purchases of property and equipment	(1,354,156)	(291,978)
Purchases of marketable securities	(102,232,608)	(11,846,176)
Proceeds from sales of marketable securities	82,137,888	1,750,000
Maturities of marketable securities	29,670,000	—
Investment in restricted cash	—	(430,230)
Net cash provided by (used in) investing activities	8,221,124	(10,818,384)
Cash flows from financing activities:
Principal payments on obligations under capital lease	(1,540)	(51,569)
Principal payments on note payable	(141,074)	(172,617)
Proceeds from issuance of preferred stock, net of issuance costs	—	33,486,623
Proceeds from exercise of stock options and warrants	127,115	31,754
Proceeds from issuance of common stock, net of issuance costs	53,329,951	—
Net cash provided by financing activities	53,314,452	33,294,191
Effect of foreign currency translation	22	(8,588)
Net increase in cash and cash equivalents	9,916,080	4,753,045
Cash and cash equivalents, beginning of period	21,012,815	16,259,770
Cash and cash equivalents, end of period	$30,928,895	$21,012,815

SOURCE  Vanda Pharmaceuticals Inc.
          -0-                                                  02/07/2007
          /CONTACT:  Steven A. Shallcross, Senior Vice President & CFO of Vanda Pharmaceuticals Inc., +1-240-599-4500, steven.shallcross@vandapharma.com/
          /Web site:  http://www.vandapharma.com /
          (VNDA)